UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2017

FlexShopper, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (561) 419-2923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2017, FlexShopper, Inc. (the “Company”), through a wholly-owned indirect subsidiary (the “Borrower”), entered into an amendment (the “Omnibus Amendment”) to the Credit Agreement originally entered into on March 6, 2015 by and among the Borrower and WE 2014-1, LLC, an affiliate of Waterfall Asset Management, LLC, and certain other lenders thereunder from time to time (as amended from time to time, the “Credit Agreement”). The Omnibus Amendment amended the Credit Agreement to, among other things, (1) extend the Commitment Termination Date (as defined in the Credit Agreement) from May 6, 2017 to April 1, 2018 (with a one-time right of extension by the lenders up to August 31, 2018), (2) require the Borrower to refinance the debt under the Credit Agreement upon a Permitted Change of Control (as defined in the Credit Agreement), subject to the payment of an early termination fee, and (3) modify certain permitted debt and financial covenants.

A copy of the Omnibus Amendment is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Omnibus Amendment dated January 27, 2017, among FlexShopper 2, LLC, FlexShopper, LLC and WE 2014-1, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.
January 31, 2017
	By:	/s/ Brad Bernstein
Brad Bernstein, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Omnibus Amendment dated January 27, 2017, among FlexShopper 2, LLC, FlexShopper, LLC and WE 2014-1, LLC.